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                                                                    EXHIBIT 10.7


                       HAVERTY FURNITURE COMPANIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            As Amended and Restated
                                February 7, 1995





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                       HAVERTY FURNITURE COMPANIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            As Amended and Restated
                                February 7, 1995


1. Purpose. The purpose of the Haverty Furniture Companies, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of Haverty Furniture Companies, Inc. (the "Company") and any of its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. The following words or terms have the following meanings:

         (a) "Plan" shall mean this Haverty Furniture Companies, Inc. Employee Stock Purchase Plan.

         (b)   "Company" shall mean Haverty Furniture Companies, Inc.

         (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

         (d) "Shares", "Stock" or "Common Stock" shall mean shares of the $1.00 par value Common Stock of the Company.

         (e) "Committee" shall mean the Stock Option Committee of the Board of Directors of the Company.

         (f) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, more than 50 percent of the voting stock of such corporation.

         (g) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of stock pursuant to the Plan; provided, however, that no person shall be considered an Eligible Employee unless he or she is customarily employed by the Company or a Subsidiary for at least twenty hours per week and as of such effective date has been employed by the Company or a Subsidiary for more than one year; and provided further, that the Board of Directors may exclude the employees of any specified Subsidiaries from any offering under the Plan.





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         (h)   "Offer Period" shall mean, with respect to any offering of Stock hereunder, the period specified by the Committee (which shall normally consist of six (6) calendar months) during which such offering is effective and outstanding.

         (i) "Grant Date" shall mean the commencement date of the applicable Offer Period.

         (j) "Exercise Date" shall mean the termination date of the applicable Offer Period.

         (k) "Options" shall mean the right or rights granted to Eligible Employees to purchase the Company's Common Stock under an offering made under the Plan and pursuant to such Eligible Employees' elections to participate in such offering.

         (l) "Fair Market Value" shall mean the closing price of the Company's $1.00 par value Common Stock as quoted on the National Association of Securities Dealers, Inc. National Market System.

         (m) "Annual Pay" shall mean, with respect to any Eligible Employee, the taxable earnings paid by the Employer to the Eligible Employee and reported on his Form W-2 for the calendar year preceding the year in which the applicable offering commences; provided that Annual Pay will include (a) basic salary or wages,
               (b) overtime pay, (c) bonuses, (d) commissions, and (e) amounts deferred under Internal Revenue Code Sections 401(k) and/or 125 pursuant to the Eligible Employee's salary reduction agreement, and Annual Pay will exclude (a) employer-paid FICA taxes and contributions under any qualified pension plan and any deferred compensation plan to the extent not currently taxable to the Eligible Employee, (b) amounts realized from the exercise of nonqualified stock options or the lapse of restrictions on stock or other disposition of stock acquired under a qualified or incentive stock option, (c) the imputed value of group term life insurance, (d) cash and noncash fringe benefits including taxable fringe benefits from the use of Company-owned vehicles,
               (e) reimbursements and expense allowances, (f) moving expenses,
               (g) welfare benefits, and (h) other amounts which receive special tax benefits.

         (n) "Minimum Contribution" shall mean, with respect to any offering under the Plan, 1% of Annual Pay.

3. Shares Reserved for Plan. The Shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 750,000 (giving effect to June 30, 1993 stock split). The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan.
         With respect to each offering, the Board of Directors, or the Committee, will specify the number of Shares to be made available, the commencement date and the termination date of the applicable Offer Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Offer Period for any offering exceed 27 months.





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               In the event of a subdivision, combination or reclassification of the Company's Shares, the maximum number of Shares which may thereafter be issued and sold under the Plan and the number of Shares subject to options to purchase at the time of such subdivision, combination or reclassification will be proportionately increased or decreased, the terms relating to the price at which Shares subject to options to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances.

4. Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the provisions of Paragraph 6, the Committee shall be vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan as it may deem advisable. Except as otherwise provided herein, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees and any and all persons claiming under or through an Eligible Employee.

               The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee shall be filled by the Board of Directors.

               The Committee may request that the management of the Company appoint a "Plan Administrator" to carry out the administrative and ministerial functions necessary to implement the determinations, decisions and actions of the Committee with respect to any offering under the Plan.

5. Offerings. The Plan will be implemented by offerings made by the Company from time to time as determined by the Committee, but in any event not more than two times per year. Participation in any offering under the Plan shall neither limit, nor require, participation in any other offering except that no employee may have more than one authorization for a payroll deduction in effect simultaneously.

6. Participation in the Plan. (a) Options to purchase the Company's Common Stock under the Plan shall be granted only to Eligible Employees. With respect to any offering under the Plan, options to purchase Shares shall be granted to all Eligible Employees of the Company and its Subsidiaries (other than any Subsidiary whose employees have been excluded from such offering by the Board of Directors) who have elected to participate in such offering as provided hereunder; provided, however, that the Board of Directors may determine that any offering of Common Stock under the Plan will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code) of the Company or its Subsidiaries, and provided further that in no event may an employee be granted an option under this Plan if such employee, immediately after the option is granted, owns Stock possessing five percent or more of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary.





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         (b)   For the purposes of determining stock ownership under this
         Paragraph 6, the rules of Section 424(d) of the Code shall apply and Stock which the employee may purchase under all outstanding options (whether or not granted under this Plan) shall be treated as Stock owned by the employee. Any decision relating to whether to include or exclude any officer or highly compensated employee of the Company pursuant to this Paragraph 6 shall be made only by the members of the Board of Directors who are not executive officers of the Company and who have not participated in this Plan or any similar employee stock option plan of the Company (except the Company's 1986, 1988 and 1993 Non-Qualified Stock Option Plans) for a period of at least one year prior to such determination.

         (c) An Eligible Employee may become a participant by completing the form provided by the Company for such purpose in connection with the applicable offering and filing it with the Plan Administrator (or such other person as may be designated by the Company on such form) prior to the commencement date of the applicable offering. In completing such form, the Eligible Employee shall designate the method by which he will pay for the Shares subject to his option by either authorizing a payroll deduction as provided herein or electing to make a lump sum payment prior to the termination of the applicable offering. An Eligible Employee may not elect both a payroll deduction and a lump sum payment with respect to the same offering.

         (d) With respect to any offer hereunder, each participating Eligible Employee shall have the same rights and privileges subject to the limitations set forth in Paragraph 10; provided, that the use of Annual Pay (which varies among Eligible Employees) as the basis for determining the number of Shares for which an Eligible Employee may be granted an option shall not be construed to create a difference in such rights and privileges so long as each Eligible Employee has the right to elect the same percentage of his Annual Pay as a payroll deduction or a lump sum payment under Paragraph 8.

7. Purchase Price. The purchase price for Shares purchased pursuant to the Plan will be the lesser of (a) an amount equal to 85% of the Fair Market Value of the Stock on the Grant Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded; or (b) an amount equal to 85% of the Fair Market Value of the Stock on the Exercise Date, or if no Shares were traded on that day, on the last day prior thereto on which Shares were traded.

8. Payroll Deductions and Lump Sum Payment. (a) If in the form filed pursuant to Paragraph 6(c) a participant authorizes a payroll deduction, such participant shall specify an amount which, in the aggregate during such offering, is not less than one percent (1%) and not more than ten percent (10%) of his Annual Pay which will be deducted from his pay in equal (or as nearly equal as is practicable) installments on each payday during the time he is a participant in such offering. Payroll deductions for a participant shall commence on the commencement date of the offering to which the authorization for a payroll deduction is applicable and shall end on the termination date of such offering unless sooner terminated by the Participant as provided in Paragraph 13.





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         (b)   If in the form filed pursuant to Paragraph 6(c) a participant elects to make a lump sum payment, such participant shall specify an amount which is not less than one percent (1%) and not more than ten percent (10%) of his Annual Pay which such participant intends to pay to the Company in a lump sum prior to the termination of the applicable offering in payment of the Shares subject to his option.

         (c) All payroll deductions made for a participant and all cash payments made by a participant shall be credited to his account under the Plan. Except as otherwise provided herein, a participant who has authorized payroll deductions with respect to an offering may not make any separate cash payment into such account with respect to such offering. A participant who has elected to make a lump sum payment instead of payroll deductions with respect to an offering may not make any cash payment with respect to such offering other than such lump sum payment.

         (d) If for any reason other than the termination of the participant's employment subject to Paragraph 13(c), a participant who has authorized payroll deductions with respect to an offering has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his scheduled payroll deductions hereunder during a portion of the Offer Period, such participant must, if such participant's actual payroll deductions during the Offer Period would otherwise equal less than the Minimum Contribution, prior to the termination of the applicable Offer Period, either (i) make a lump sum payment for credit to his account in an amount sufficient to make such account, as of the termination of the applicable Offer Period, at least equal to the Minimum Contribution but not greater than the aggregate of the scheduled payroll deductions, or (ii) withdraw from the offering as provided in Paragraph 13.

         (e) A participant may discontinue his participation in the Plan as provided in Paragraph 13. During each Offer Period, a participant may reduce the rate of his payroll deductions one time for that offering by giving written notice of such reduction to the Plan Administrator; provided, however, that a participant who is not discontinuing his participation in the Plan as provided in Paragraph 13 may not reduce the rate of his payroll deductions below that required to enable the participant to make the Minimum Contribution. A participant may not switch between the payroll deduction and lump sum payment options during an offering.

9. Grants of Options. Subject to the limitations set forth below in this Paragraph 9 or in Paragraph 10, each Eligible Employee participating in an offering shall be granted an option to purchase a fixed maximum number of Shares determined by the following procedure:

               Step 1 - Determine (a) the aggregate amount which would be withheld from the Eligible Employee's pay during the applicable Offer Period in accordance with such Eligible Employee's authorization for a payroll deduction or (b) the amount specified by such Eligible Employee as the intended amount of such Eligible Employee's lump sum payment, whichever is applicable;





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               Step 2 -         Determine the figure which represents 85% of
                                the Fair Market Value on the Grant Date;

               Step 3 - Divide the figure determined in Step 1 by the figure determined in Step 2 and round off the quotient to the nearest whole number. Subject to the limitations set forth herein, this final figure shall be the fixed maximum number of Shares for which the Eligible Employee may be granted an option to purchase under the applicable offering.

         In the event the total maximum number of Shares for which options would otherwise be granted in accordance with this Paragraph 9 under any offering hereunder exceeds the number of Shares offered, the Company shall reduce the maximum number of Shares for which Eligible Employees may be granted options to allot the Shares available in such manner as it shall determine, but generally pro rata, and shall grant options to purchase only for such reduced number of Shares. In such event, the payroll deductions and the amounts of the lump sum payments to be made pursuant to the authorizations therefor shall be reduced accordingly (without regard to the otherwise applicable Minimum Contribution) and the Company shall give written notice of such reduction to each employee affected thereby.

         On the Grant Date each participating Eligible Employee shall be granted an option to purchase the number of Shares determined under this Paragraph 9, subject to the limitations set forth in Paragraph 10. Notice that an option has been granted shall be given to each participating Eligible Employee and such notice shall show the maximum number of Shares subject to such option and the amount, if any, to be deducted from the Eligible Employee's pay for each payroll period during the applicable Offer Period or the amount, if any, to be paid by the Eligible Employee in a lump sum prior to the termination of the applicable Offer Period, whichever is applicable.

         All Shares included in any offering under the Plan in excess of the total number of Shares for which options are granted hereunder and all Shares with respect to which options granted hereunder are not exercised shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

10. Limitations Of Number Of Options Which May Be Granted And Shares Which May Be Purchased. The following limitations shall apply with respect to the number of Shares for which each Eligible Employee who elects to participate in an offering under the Plan may be granted an option hereunder:

         (1) No Eligible Employee may purchase Shares under any one offering pursuant to the Plan for an aggregate purchase price in excess of 10% of his Annual Pay; and

         (2) No Eligible Employee participating in an offering and not withdrawing therefrom may purchase Shares under any one offering pursuant to the Plan for an aggregate purchase price which is less than 1% of his Annual Pay, unless such purchase relates to the full number of shares subject to the option granted to such Eligible Employee pursuant to the Plan; and





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         (3)     No Eligible Employee shall be granted an option to purchase
                 Shares under the Plan if such Eligible Employee immediately after such option is granted, owns stock or holds options to purchase stock possessing in the aggregate five percent or more of the total combined voting power or value of the capital stock of the Company or of any Subsidiary (under the rules set forth in Section 424(d) of the Code); and

         (4) No Eligible Employee may be granted an option to purchase Shares which permits his right to purchase Stock under the Plan and all other stock option plans of the Company and of any Subsidiary pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Stock (determined on the Grant
                 Date).

11. Exercise of Option. (a) Payroll Deductions. (1) Unless a participant who has authorized payroll deductions with respect to the applicable offering gives written notice to the Company as hereinafter provided, his option to purchase Shares with payroll deductions made during such offering will be exercised automatically for him on the termination date of the applicable offering, for the purchase of the number of whole Shares subject to such participant's option which the accumulated payroll deductions and cash payments, if any, in his account at that time will purchase at the applicable option price.

         (2) By written notice to the Company not earlier than ninety (90) days prior to the termination date of the applicable offering and not later than the day prior to such termination date, a participant who has authorized payroll deductions may elect, effective on the termination date of such offering, to:

                 (i) Withdraw all the accumulated payroll deductions and cash payments, if any, in his account at the termination date; or

                 (ii) Exercise his option for a specified number of whole Shares less than the number of whole Shares subject to such option which the accumulated payroll deductions and cash payments, if any, in his account at the termination date will purchase at the applicable option price; provided, however, no participant may exercise an option pursuant to this Paragraph 11(a)(2)(ii) for a number of whole shares which is less than the number of whole shares which such participant's Minimum Contribution would purchase at the applicable option price.

         (b) Lump Sum Payments. (1) Unless a participant who has elected to make a lump sum payment with respect to an offering and who has made such lump sum payment (whether or not in the full amount specified by such participant on the form filed pursuant to Paragraph 6(c)) with respect to the applicable offering gives written notice to the Company as hereinafter provided, his option to purchase Shares with such lump sum payment will be exercised automatically for him on the termination date of the applicable offering, for the purchase of the number of whole Shares subject to such participant's option which the amount of such lump sum payment will purchase at the applicable option price. Notwithstanding the terms of any written notice given to the





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         Company pursuant to Paragraph 11(b)(2), in the event that a participant who has elected to make a lump sum payment with respect to an offering has not made such lump sum payment (whether or not in the full amount specified by such participant on the form filed pursuant to Paragraph 6(c)) prior to the termination date of such offering, his option to purchase Shares under such offering will be cancelled automatically for him on the termination date of such offering.

         (2) By written notice to the Company not earlier than ninety (90) days prior to the termination date of the applicable offering and not later than the day prior to such termination date, a participant who has elected to make a lump sum payment may elect, effective on the termination date of such offering, to:

                 (i) Withdraw the full amount of the lump sum payment in his account at the termination date; or

                 (ii) Exercise his option for a specified number of whole Shares less than the number of whole Shares subject to such option which the amount of the lump sum payment in his account at the termination date will purchase at the applicable option price; provided, however, no participant may exercise an option pursuant to this Paragraph 11(b)(2)(ii) for a number of whole shares which is less than the number of whole shares which such participant's Minimum Contribution would purchase at the applicable option price.

12. Delivery. As promptly as practicable after the termination of each offering, the Company will deliver to each participant, as appropriate, either the Shares purchased upon the exercise of his option together with a cash payment equal to the balance of any payroll deductions and/or cash payments credited to his account during such offering which were not used for the purchase of Shares, or a cash payment equal to the total of the payroll deductions and/or cash payments credited to his account during such offering.

13. Withdrawal. (a) A participant may withdraw payroll deductions and/or cash payments credited to his account under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions and/or cash payments credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay except in accordance with an authorization for a new payroll deduction filed with respect to a different offering in accordance with Paragraph 6(c) and no additional cash payment(s) will be accepted by the Company for the account of the participant with respect to such offering.

         (b) A participant's withdrawal will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company; provided, however, in the event that a participant who is subject to Section 16 under the Securities Exchange Act of 1934, as amended, gives notice of withdrawal from an offering hereunder, or if any such participant who has elected to make a lump sum payment hereunder fails to make such payment prior to termination of the applicable offering, then such participant shall be prohibited from





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         participation in another offering under the Plan for a period of at least six months from (i) the date such notice of withdrawal is delivered to the Company or (ii) in case of a participant electing to make a lump sum payment and not making such payment, the termination date of the offering.

         (c) Upon termination of the participant's employment for any reason, including retirement, the payroll deductions and/or cash payments credited to his account will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14 and all options granted to such participant hereunder and not previously exercised shall be deemed cancelled.

14. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any Shares and cash to the participant's credit under the Plan in the event of such participant's death prior to delivery to him of such Shares and cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Shares and cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company shall deliver such Shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Shares or cash credited to the participant under the Plan.

15. Rights As Stockholder. An Eligible Employee shall have no rights as a stockholder with respect to Shares subject to an option until such option has been exercised with respect to such Shares in connection with the terms hereunder. A certificate for the Shares purchased will be issued as soon as practicable after the termination of the applicable offering. Such Shares will be registered in the name of the applicable Eligible Employee.

16. Options Not Transferable. Neither an Eligible Employee's options nor the payroll deductions or cash payments credited to such Eligible Employee's account may be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Eligible Employee, such options may only be exercised by him or her. If this provision is violated the right of the Eligible Employee to exercise such options shall terminate and the only right remaining hereunder with respect to such options and such payroll deductions and cash payments will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account.

17. Application of Funds. All funds received by the Company pursuant to payroll deductions or cash payments authorized or made in accordance with the terms hereof and held by the Company at any time may be used for any valid corporate purpose and will not be





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         maintained in a segregated account.  Participants shall not be entitled to earn interest on any such funds held by the Company hereunder. Until paid over to the applicable Eligible Employee or used to purchase Shares as provided hereunder, the amount of each Eligible Employee's payroll deductions and cash payments in connection with any applicable offering shall represent an indebtedness of the Company to such Eligible Employee.

18. Governmental Approvals or Consents. The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors of the Company. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors of the Company may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without prior approval of the stockholders of the Company if such amendment would:

         (1) Increase the maximum number of shares authorized under Paragraph 3 for sale under the Plan otherwise than as required to reflect a subdivision, a combination or a reclassification as provided in Paragraph 3 hereof; or

         (2) Expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.





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